MiNK Therapeutics Reports Q4 and Full Year 2025 Results; Phase 2 Programs Advance with Impactful Non-Dilutive Momentum

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ARDS / hypoxemic pneumonia Phase 2 trial initiation 1H 2026; early data by year end; market opportunity of ~200,000–300,000 patients annually in US/EU
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C-Further Consortium collaboration adds to growing non-dilutive funding for PRAME-TCR iNKT in pediatric oncology
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NIH STTR grant and Mary Gooze philanthropic award fully fund graft-versus-host disease (GVHD) preclinical data with clinical trial launch in 1H 2026
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Keystone Symposia data report iNKT depletion in end-stage Pulmonary Fibrosis (IPF); underscores pipeline expansion
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Portfolio focused on high-value immune restoration with multiple 2026 clinical catalysts

NEW YORK, NY — March 31, 2026 (Globe Newswire) — MiNK Therapeutics, Inc. (NASDAQ: INKT), a clinical-stage biopharmaceutical company pioneering allogeneic invariant natural killer T (allo-iNKT) cell therapies to restore immune balance and treat immune-mediated diseases and cancer, today reported financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a foundational year in which we sharpened our focus on immune restoration in auto-immune and inflammatory diseases and began to see the power of strategic, non-dilutive partnerships accelerate our progress,” said Jennifer Buell, PhD, President and Chief Executive Officer of MiNK Therapeutics. “We are deliberately building a pipeline where iNKT cells address serious auto-immune and inflammatory conditions — from acute critical care in ARDS to chronic fibrotic disease in IPF and immune dysregulation in GVHD. The C-Further collaboration, together with the NIH NIAID STTR grant and Mary Gooze philanthropic award secured in 2025 for our GVHD program, reflects growing recognition of our platform’s potential. We enter 2026 with strong momentum and multiple near-term opportunities to demonstrate clinical value.”

Terese Hammond, MD, Head of Pulmonary and Inflammatory Diseases at MiNK, added: “There is a clear continuum from acute inflammation and autoimmune dysregulation to chronic fibrotic diseases like IPF and even immune-resistant cancers. MiNK’s iNKT platform is uniquely suited to address this spectrum because of its ability to deliver context-dependent immune modulation — activating anti-tumor responses in cancer while restoring balance and suppressing harmful inflammation in acute and chronic lung disease.”

2025 Achievements and 2026 Milestones

Pulmonary & Critical Care: Large Market Opportunity with Near-Term Catalysts

agenT-797 advances in randomized Phase 2 in hypoxemic pneumonia/ARDS, a severe inflammatory condition affecting ~200,000–300,000 patients annually in the U.S. and major European markets. With mortality rates of 30–40% and no approved disease-modifying therapies, ARDS represents a substantial commercial opportunity with strong government and biodefense alignment.

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Phase 2 clinical readouts planned for 2H 2026
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Expanded development into end stage pulmonary fibrosis (IPF)
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Data presented at Keystone Symposia demonstrated significant iNKT cell depletion in end-stage IPF
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Strategic discussions to advance agent-797 in IPF are actively underway

Oncology: Durable Responses in Checkpoint-Resistant Tumors

Data presented at SITC 2025 reinforced agenT-797’s ability to deliver durable clinical benefit in heavily pretreated, checkpoint-refractory solid tumors.

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Median OS in R/R cancers exceeded 23 months in combo with commercial PD-1 therapy
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Complete remissions lasting beyond two years, long-term survival across multiple tumors
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Translational analyses showed iNKT cells actively reprogramming the tumor microenvironment through dendritic cell activation, macrophage repolarization, and reinvigoration of exhausted T cells

Transplantation: Externally Funded GVHD Program Advancing

NIH STTR grant from the National Institute of Allergy and Infectious Diseases (NIAID) supports development and evaluation of agenT-797 in preclinical models while The Mary Gooze Clinical Trial Award to the University of Wisconsin–Madison directly funds enrollment, immune monitoring, and operations for the Phase 1.

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Trial is advancing through university approval with first dosing expected May 2026
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Preliminary clinical data expected 2H 2026
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Program represents clinically meaningful opportunity with minimal capital burden.

Expanding Pipeline: Targeting Resistance and Expanding Reach

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PRAME-TCR-engineered iNKT advancing under the C-Further Consortium collaboration
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Collaboration provides up to $1.1 million in non-dilutive funding plus meaningful double-digit percentage revenue share.

Leadership and Operational Readiness

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Dr. Terese Hammond appointed Head of Pulmonary and Inflammatory Diseases
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Col. (Ret.) John Holcomb, MD added to the Board of Directors and Scientific Advisory Board
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Melissa Orilall appointed Principal Financial Officer
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Manufacturing is optimized in Lexington and Boston sites

With the scale and complexity of the work we are now undertaking, including randomized clinical execution, multi-program advancement, and increasing external engagement, we have also strengthened our financial leadership with the recent appointment of Melissa Orillal as Principal Financial Officer. Melissa brings deep experience in financial operations, planning, and disciplined execution, including her work at the Whitehead Institute and in corporate banking. Her focus is on ensuring that our capital allocation, reporting, and operational execution remain tightly aligned as we advance through this next phase. This is an important step as we transition from an early-stage development company into a more execution-driven clinical-stage biopharmaceutical company.

These 2025 achievements — robust scientific validation, non-dilutive capital inflows, and operational strengthening, position MiNK for a catalyst-rich 2026, including ARDS Phase 2 initiation, GVHD clinical data, multiple scientific presentations, and continued partnership momentum.

Financial Highlights

During 2025 we executed and implemented an at the market sales agreement and ended the year with a cash balance of $13.4 million. Since year end, we have raised an additional $3.0 million through this program, providing a runway through 2026. Our net loss for the quarter ended December 31, 2025, was $2.6 million, or $0.56 per share, compared to $2.5 million, or $0.62 per share for Q4 2024. For the year ended December 31, 2025, our net loss was $12.5 million, or $2.93 per share, compared to $10.8 million, or $2.86 per share, for the year ended December 31, 2024.

Conference Call and Webcast Information

United States - New York (646) 307-1963
USA & Canada - Toll-Free (800) 715-9871
Conference ID - 6761941

Webcast & Replay Information

A live webcast and replay of the conference call will be accessible from the Events & Presentations page of the Company’s website following the event.

Live event link: https://edge.media-server.com/mmc/p/6xxeh8o5

Webcast Replay: https://investor.minktherapeutics.com/events-and-presentations

About MiNK Therapeutics

MiNK Therapeutics is a clinical-stage biopharmaceutical company pioneering the development of allogeneic invariant natural killer T (iNKT) cell therapies and precision immune modulators designed to restore immune balance and drive durable cytotoxic responses. MiNK’s proprietary iNKT platform bridges innate and adaptive immunity to address cancer, autoimmune disease, and immune collapse.

Its lead candidate, agenT-797, is an off-the-shelf, cryopreserved iNKT cell therapy currently in clinical trials for solid tumors, graft-versus-host disease (GvHD), and critical pulmonary immune failure. MiNK’s pipeline also includes TCR-based and neoantigen-targeted iNKT programs that enable tissue-specific immune activation. With a scalable manufacturing process and broad therapeutic potential, MiNK is advancing a new class of immune reconstitution therapies designed to deliver durable, accessible, and globally deployable treatments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the potential, safety, clinical benefit, and development plans for agenT-797 and other iNKT-based therapies. These statements involve risks and uncertainties, including those described under “Risk Factors” in MiNK’s most recent SEC filings. MiNK undertakes no obligation to update these statements except as required by law.

Contacts

Investor Contact: 917-362-1370 | investor@minktherapeutics.com

Media Contact: 781-674-4428 | communications@minktherapeutics.com

Source: MiNK Therapeutics